Nelnet Receives Approval to Establish Nelnet Bank

LINCOLN, Neb., March 18, 2020 – Nelnet (NYSE: NNI) announced that Nelnet Bank received notification of approval from the Federal Deposit Insurance Corporation (FDIC) and the Utah Department of Financial Institutions (UDFI) to establish a Utah-charted industrial bank. Nelnet Bank will operate as an internet bank franchise with a home office in Salt Lake City and will leverage Nelnet’s experience and expertise helping students and families plan and pay for their education.

Nelnet’s roots go back more than 40 years as a federal student loan servicer and more than 30 years as a private education loan originator and servicer. The company’s bank subsidiary will offer a financially secure, experienced, and FDIC-insured lender to the private education loan marketplace. With diversified sources of funding that include deposits and securitizations, Nelnet Bank will act as a reliable and affordable source of funding for creditworthy, education-seeking consumers throughout all credit markets.

“We are excited to have earned both the FDIC’s and UDFI’s approval,” said Tim Tewes, president of Nelnet. “This is an important milestone and brings us a step closer to launching Nelnet Bank and being able to combine our experience in education and lending to help students and families make informed education funding decisions. With a chartered bank, we will have a better opportunity to bring new borrower-focused solutions to market that leverage our superior customer experience, tuition payment plans, and education lending and servicing.”

The mission of Nelnet Bank is to provide financial products that help students and families make their educational dreams possible. Healthy spending and saving habits and well-informed decisions about loans will help families pay for education expenses—decisions that position them for lifelong success. When borrowers and their families exhaust their federal student loan options, Nelnet Bank will be a place where they can turn to further fund their education. Nelnet Bank will also offer consumer loans and refinance options to help borrowers obtain better interest rates.

“We appreciate the working relationship we have established with the FDIC and UDFI and are eager to continue with the bank formation process,” said Andrea Moss, chief executive officer and president of Nelnet Bank. “Our next steps will prepare us to open Nelnet Bank, including fully developing our product suite, technology systems, and operational processes and controls. While we have a lot of work to do, we are excited to launch Nelnet Bank and begin fulfilling our purpose of serving students and families.”

The approvals from the FDIC and UDFI are subject to a number of conditions, including a Capital Adequacy and Liquidity Management Agreement and a Parent Company Agreement with the FDIC and compliance with the terms of the orders from the FDIC and UDFI, respectively. Nelnet Bank will have to meet a readiness review by the FDIC and UDFI before commencing operations. Nelnet Bank is also awaiting approval of its Community Reinvestment Act Plan and is committed to the communities in which it will operate. A timeline has not been established for these next steps in the process.

Nelnet Bank will be funded with an initial capital commitment of $100 million from Nelnet. Nelnet Bank will operate as a subsidiary of Nelnet, and the industrial bank charter will allow the company to maintain its other diversified business offerings. Nelnet Bank will be governed by a board of directors that is independent of the parent company, consistent with the requirements of the industrial bank charter.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. The words “expect,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. Such risks include, but are not limited to: risks that the conditions to the announced approval of federal deposit insurance and industrial bank charter for Nelnet Bank may not be satisfied within a reasonable timeframe or at all, thus delaying or preventing Nelnet Bank from commencing operations; the uncertain nature of the expected benefits from obtaining an industrial bank charter, including the ability to successfully launch banking operations and achieve expected market penetration; risks of changes in the securitization markets for private student and consumer loans; and risks from changes in economic conditions and consumer behavior due to, among other things, the emergence of widespread health emergencies or pandemics. All forward-looking statements in this release are as of the date of this release. Although the company may voluntarily update or revise its forward-looking statements from time to time to reflect actual results or changes in the company’s expectations, the company disclaims any commitment to do so except as required by securities laws.

About Nelnet

Nelnet (NYSE: NNI) is a diversified and innovative company focused on offering educational services, technology solutions, telecommunications, and asset management. Nelnet helps students and families plan and pay for their education and makes the administrative processes for schools more efficient with student loan servicing, tuition payment processing, and school administration software. Through its subsidiary, ALLO Communications, Nelnet offers fiber optic services directly to homes and businesses for ultra-fast internet and superior telephone and television services. The company also makes investments in real estate and early-stage and emerging growth companies. For more information, visit Nelnet.com.

Media Contact: Ben Kiser, 402.458.3024; OR Investor Contact: Phil Morgan, 402.458.3038